FOR IMMEDIATE RELEASE

Contact:	Jill Swartz Triple Net Properties, LLC 1551 N. Tustin Avenue, Suite 300 Santa Ana, California 92705 714-667-8252 ext. 251 jswartz@1031nnn.com

TRIPLE NET PROPERTIES ACQUIRES EXCHANGE SOUTH
IN JACKSONVILLE, FLORIDA
Santa Ana, Calif., December 19, 2007 — Chief Investment Officer Jeff Hanson announced today that Triple Net Properties, LLC has acquired Exchange South on behalf of tenant-in-common investors. The acquisition closed on December 13, 2007.
Exchange South is a five-building, 194,400-square-foot office portfolio in Jacksonville, Florida. Built between 1990 and 1996, the property is located along Philips Highway, one mile north of the Philips/I-95 intersection. With convenient access to the region’s major thoroughfares (Interstates 95 and 295), it is positioned to take full advantage of Jacksonville’s growing suburban areas. Situated on nearly 18 acres, Exchange South offers distribution and showroom space, an ideal amenity for businesses within the expanding Southside market. The property includes a 661-space surface parking lot with additional parking in the rear of each building. Exchange South is currently 95 percent leased to numerous tenants, including Florida Oncology Associates, P.L., Columbia Analytical Services and Unique Customer Concept, Inc.
Triple Net Properties purchased Exchange South from G&I V Exchange South LLC which was represented by Michael Harrell of CBRE. Financing was provided by Lehman Brothers.
Triple Net Properties, LLC became a wholly owned indirect subsidiary of Grubb & Ellis Company, a leading real estate services and investment management firm, on December 7, 2007, subsequent to Triple Net Properties’ acquisition of Exchange South. Triple Net Properties and affiliates manage a growing portfolio of nearly 39 million square feet of real estate, including more than 10,000 apartment units, with a combined market value in excess of $5.4 billion. Triple Net Properties and affiliates are currently buying and selling properties throughout the United States, offering a full range of commercial real estate investments, including tenant-in-common (TIC) programs for investors structuring tax-deferred (like-kind) exchanges under Section 1031 of the Internal Revenue Code, real estate investment trusts (REITs) and institutional investments.
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FORWARD-LOOKING LANGUAGE
This press release contains “forward-looking statements” within the meaning of Private Securities Litigation Reform Act of 1995. Any statement in this press release about expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward looking statements. Any forward-looking statements are based upon the current beliefs and expectations of management and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the company and its affiliates to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements.
The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: changes in the company’s results of operations; uncertainties relating to the implementation of the company’s real estate investment and asset management strategies; changes in general and local economic and real estate conditions; the inability to combine the businesses of NNN Realty Advisors and Grubb & Ellis successfully, or that such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; and increased operating costs and business disruption following the merger of NNN Realty Advisors and Grubb & Ellis, including adverse effects on employee retention and on business relationships with third parties.
Additional information or factors which could impact the company and the forward-looking statements contained herein are included in Grubb & Ellis’ filings with the Securities and Exchange Commission, including but not limited to the joint proxy statement/prospectus of Grubb & Ellis and NNN Realty Advisors. Any forward looking statements speak only as of the date on which they are made and the company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
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